EXHIBIT 99.1

March 9, 2023

SOBRsafe Completes Strategic Refinance of Maturing Debt

DENVER, CO / ACCESSWIRE / March 9, 2023/ SOBR Safe, Inc. (NASDAQ:SOBR) (SOBRsafe™), providers of industry-leading alcohol detection solutions, today announced the closing of its offering of $3.5 million aggregate principal amount of convertible senior notes due 2025 (the "Notes"), and accompanying warrants (the "Warrants") to purchase approximately 0.38 million shares of common stock. The Company intends to replace approximately $2.5 million in existing maturing debt.

As previously disclosed, each of the Notes shall include an original issue discount of 15%. The Notes will mature on March 9, 2025, unless earlier converted (only upon the satisfaction of certain conditions). The initial conversion price is $2.28 per share of common stock, subject to adjustment upon the occurrence of specified events.

The Warrants are exercisable immediately upon the date of issuance and have an initial exercise price of $2.52. The Warrants expire five years from the date of issuance.

"This minimally dilutive financing is consistent with our long-term capital markets strategy, and allows us to ‘pull-forward' technology enhancements previously considered for 2024," said Chairman & CEO David Gandini. "With this accelerated pace, we can be even more opportunistic in executing our sales, integration and licensing strategy - while further extending our financial runway."

Aegis Capital Corp. acted as exclusive placement agent for the Offering.

The securities described above were sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock issuable upon conversion of the Notes and exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SOBRsafe™

The annual cost of alcohol abuse in the U.S. is $249 billion. Nearly half of all industrial accidents with injuries are alcohol-related, and 1-in-10 U.S. commercial driver's test positive for alcohol (the highest rate worldwide). In response, SOBRsafe™ has developed a proprietary, touch-based identity verification, alcohol detection and cloud-based reporting system. The technology is transferable across innumerable form factors, including stationary access control, personal wearables and telematics integration.

A preventative solution in historically reactive industries, it is being deployed for commercial fleets, workplaces, alcohol rehabilitation and probation management; other intended applications include air and rail, and young drivers. This patent-pending alcohol detection solution helps prevent an intoxicated worker from taking the factory floor or a driver from receiving the keys to a truck, bus or rideshare vehicle. An offender is immediately flagged, and an administrator is empowered to take the appropriate corrective actions. At SOBRsafe, we are creating a culture of prevention and support. To learn more, visit www.sobrsafe.com.

Contact SOBRsafe:

IR: investor.relations@sobrsafe.com

Sales: michael.watson@sobrsafe.com

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as "if," "may," "might," "will, "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed under risk factors in our registration statement on Form S-1, (File No. 333-267882) as well as our other filings with the SEC. We undertake no obligation to revise or update any forward- looking statement for any reason.

SOURCE: SOBR Safe, Inc.

View source version on accesswire.com: https://www.accesswire.com/743059/SOBRsafe-Completes-Strategic-Refinance-of- Maturing-Debt

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